Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 of our report dated February 10, 2012, relating to the consolidated financial statements of CNL Healthcare Properties, Inc. (formerly known as CNL Healthcare Trust, Inc.), which appears in CNL Healthcare Properties, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Orlando, Florida
January 17, 2013